Exhibit 99.1

Express Scripts and Medco Health Solutions Sign Definitive Merger Agreement;
Medco Shareholders to Receive $29.1 Billion
Combined company will lead the effort to lower costs of prescription medicines for American families and provide benefits to businesses in a globally-competitive marketplace
▪	Addresses the national mandate for more affordable, higher quality healthcare

▪	Merged company will advance healthcare through innovation and an unwavering alignment with clients
ST. LOUIS, MO and FRANKLIN LAKES, NJ (July 21) — Express Scripts, Inc. (NASDAQ: ESRX) and Medco Health Solutions, Inc. (NYSE: MHS) today announced that they have entered into a definitive merger agreement. Under the agreement, Medco shareholders will receive $71.36 per share in cash and stock, or $29.1 billion, based on yesterday’s closing price. Medco shareholders will receive $28.80 in cash and 0.81 shares for each Medco share they own upon closing of the transaction. The agreement has been unanimously approved by the boards of directors of both companies.
The merger will combine the expertise of two complementary pharmacy benefit managers (PBMs) to accelerate efforts to lower the cost of prescription drugs and improve the quality of care for Americans.
“The cost and quality of healthcare is a great concern to all Americans; this is the right deal at the right time for the right reasons,” said George Paz, chairman and CEO of Express Scripts. “Companies like ours have a responsibility to provide the leadership and resources required to drive out waste in healthcare and provide the best care in the world. The merger with Medco will accelerate our efforts to create greater efficiencies in the healthcare system and better protect American families from the rising costs of prescription medicine while improving health outcomes.

“This continues Express Scripts’ commitment to strong growth, both organically and through strategic mergers and acquisitions. The opportunity with Medco represents an attractive strategic combination which will provide the opportunity to move forward with a wide array of tools and resources to accomplish our goals.”
David Snow, chairman and CEO of Medco, commented: “Our organizations represent two great success stories in American business. We have each been successful in creating shareholder value because we are both passionate about driving value to our customers through service, innovation and a focus on cost and quality. We have a shared desire to improve the way healthcare is delivered in this country and I believe this creates a strong best-of-breed foundation, culturally, for a very successful merger.
“We continue to have great confidence in moving forward as a stand-alone business, however, the incremental benefits of combining with Express Scripts are both logical and compelling.”
Driving Out Pharmacy-Related Waste Creates Value for the Nation’s Employers, Health Plans, Unions and Government Agencies
Express Scripts and Medco believe the transaction will deliver value to clients and their members, shareholders, and other stakeholders by:
•	Generating greater cost savings for patients and plan sponsors

•	Creating more efficiency in the supply chain

•	Closing gaps in care and achieving greater adherence through our combined behavioral and clinical approach

•	Utilizing our collective expertise to better manage the cost and care associated with specialty medications

•	Optimizing our ability to respond to an increasingly complex Medicare and Medicaid environment

•	Enhancing mail pharmacy technology to optimize patient care and satisfaction

•	Accelerating the research, development and deployment of trend management solutions to address inefficiencies in the marketplace

•	Continuing to advance evidence-based and safety solutions for innovative pharmaceuticals and biosimilars

•	Advancing our efforts against fraud, waste and abuse

•	Attracting other leading healthcare entities to collaborate on next-generation solutions
Continuing a Legacy of Consumer Advocacy
Express Scripts has a history of serving American families and providing affordable benefits to businesses in a globally competitive marketplace to lower the cost of medications and to ensure their safety and accessibility. For example, by 2014, spending for specialty medicines for diseases such as cancer, multiple sclerosis and hepatitis is estimated to comprise 40% of U.S. drug spend. By combining each organization’s innovative specialty patient care programs, Express Scripts will be well positioned to meet the challenges in this critical area of healthcare.
The pharmaceutical landscape is dynamic and complex. Change is constant and challenges remain in product safety, efficacy, distribution channels and the overall economics. Consumer advocacy is required. The combined company will be well equipped to create more efficiency in the supply chain to better serve employers and the American families that utilize their pharmacy benefit.
Market Dynamics / Competition
Express Scripts and Medco believe they will be successful working through the regulatory review process. Competition in the pharmacy benefit management (PBM) business is intense. Competition comes from several sources, including retail pharmacy PBMs, managed care PBMs, independent PBMs and specialized PBMs. The PBM business will continue to remain competitive after this transaction, as PBMs will continually drive for greater efficiencies to provide better service and pricing to their customers.
Terms of the Transaction
Under the terms of the agreement, Express Scripts shall form a new holding company called Express Scripts Holding Company. Medco shareholders will receive $28.80 in cash and 0.81 shares of Express Scripts Holding Company for each Medco share they own upon closing of the transaction, and Express Scripts shareholders will become shareholders of Express Scripts Holding Company receiving one share of the new holding company for each share of Express Scripts that they own upon closing. Based on the closing price of Express Scripts stock of $52.54 as of July 20, 2011, the stock component is valued at $42.56 per share, which, when combined with the $28.80 in cash brings the total value per share to Medco shareholders of $71.36. This represents a premium to Medco shareholders of 28 percent over Medco’s closing share price on July 20, 2011. Upon closing of the transaction, Express Scripts shareholders are expected to own approximately 59 percent of the combined company and Medco shareholders are expected to own approximately 41 percent.
The transaction provides certain value to Medco shareholders through the cash component, as well as continued participation in the future prospects expected to result from the combination through their ownership of approximately 41 percent of Express Scripts Holding Company shares.
The merger is subject to regulatory clearance and Express Scripts’ and Medco’s shareholder approvals and other customary closing conditions. The terms of the merger agreement provide for the payment of termination fees in certain circumstances, but not in connection with the failure to obtain regulatory clearance. The transaction is expected to close in the first half of 2012.
The corporate headquarters will be in St. Louis and George Paz will serve as chairman and CEO of the combined organization. The Board of Directors will be expanded to include two current independent Medco board members.
The new company will draw upon the collective talent at both companies. The combination of Express Scripts and Medco will create a best-of-breed enterprise that will harness the experience and expertise of each organization to ensure that customers and patients benefit fully from their complementary capabilities to lower the total cost of healthcare, drive quality outcomes and accelerate the delivery of advanced healthcare solutions.

Financial Considerations
Due diligence to date has identified estimated synergies of $1 billion once fully integrated, which represents approximately 1% of the combined company’s costs. The transaction is expected to be slightly accretive to EPS (excluding integration and deal-related costs and charges) in the first full year after closing and moderately accretive once fully integrated.
Advisors
Express Scripts’ financial advisors are Credit Suisse and Citigroup Global Markets, Inc. Its legal advisor is Skadden, Arps, Slate, Meagher & Flom, LLP. Medco’s co-lead financial advisors are J.P. Morgan and Lazard, its legal advisor is Sullivan & Cromwell LLP and its regulatory counsel is Dechert LLP.
Conference Call/Webcast
Express Scripts and Medco will be conducting an analyst and investor conference call/webcast Thursday, July 21, 2011, at 8:30 a.m. EDT to discuss the proposed combination. The webcast and slides can be accessed on the investor relations sections of the two companies’ websites, www.express-scripts.com and www.medcohealth.com. Participants can also listen to the conference call by dialing either 866-882-2544 in the United States or 973-638-3205 outside of the United States. The access code is 84888352.
A replay of the conference call will be available from 11:30 a.m. EDT, Thursday, July 21 through Thursday, August 4 and can be accessed by dialing 855-859-2056. International callers can access the replay by dialing 404-537-3406. The replay will also be available at the Express Scripts website, www.express-scripts.com.
For more information visit the transaction website: www.betterRxcare.com
Express Scripts Media Contacts
Brian Henry
bhenry@express-scripts.com
(314) 246-1648 or (314) 684-6438

David Whitrap
dwhitrap@express-scripts.com
(314) 517-3605 or (314) 684-6514
Express Scripts Investor Contacts
Jeff Hall, Chief Financial Officer
David Myers, Vice President, Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Medco Health Solutions Media Contact
Lowell Weiner, Vice President, Corporate Communications
(201) 269-6986
lowell_weiner@medco.com
Medco Health Solutions Investor Contact
Valerie Haertel, Vice President, Investor Relations
(201) 269-5781
valerie_haertel@medco.com
About Express Scripts
Express Scripts, one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior.
Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at www.express-scripts.com and www.consumerology.com.
About Medco Health Solutions

Medco Health Solutions (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for more than 65 million members.
With more than 20,000 employees dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2010 revenues of $66 billion, Medco ranks 34th on the Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.
For more information, go to www.medcohealth.com.
EXPRESS SCRIPTS FORWARD LOOKING STATEMENTS
Cautionary Note Regarding Forward-Looking Statements
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
▪	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

▪	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

▪	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

▪	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

▪	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

▪	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

▪	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

▪	Changes in industry pricing benchmarks;

▪	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

▪	Our failure to execute on, or other issues arising under, certain key client contracts;

▪	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS

▪	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

▪	The ability to obtain governmental approvals of the transaction with Medco;

▪	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

▪	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

▪	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

▪	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

▪	The expected amount and timing of cost savings and operating synergies; and

▪	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
MEDCO FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements related to Medco’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	Competition in the PBM, specialty pharmacy and broader healthcare industry is intense and could impair our ability to attract and retain clients.

•	Failure to retain key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues, harm to our reputation and decreased profitability;

•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Failure in continued execution of our retiree strategy, including the potential loss of Medicare Part D-eligible members, could adversely impact our business and financial results;

•	If we or our suppliers fail to comply with complex and evolving laws and regulations domestically and internationally, we could suffer penalties, be required to pay substantial damages and/or make significant changes to our operations;

•	If we do not continue to earn and retain purchase discounts, rebates and service fees from manufacturers at current levels, our gross margins may decline;

•	From time to time we engage in transactions to acquire other companies or businesses and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;

•	New legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable information could limit our ability to use information critical to the operation of our business;

•	Our Specialty Pharmacy business is dependent on our relationships with a limited number of suppliers and our clinical research services are dependent on our relationships with a limited number of clients. As such, the loss of one or more of these relationships, or limitations on our ability to provide services to these suppliers or clients, could significantly impact our ability to sustain and/or improve our financial performance;

•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

•	Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased billing, cash application and credit risks. Additionally, current economic conditions may expose us to increased credit risk;

•	Changes in reimbursement, including reimbursement for durable medical equipment, could negatively affect our revenues and profits;

•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products;

•	Demand for our clinical research services depends on the willingness of companies in the pharmaceutical and biotechnology industries to continue to outsource clinical development and on our reputation for independent, high-quality scientific research and evidence development;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	We are subject to a corporate integrity agreement and noncompliance may impede our ability to conduct business with the federal government;

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance and liquidity;

•	We may be subject to liability claims for damages and other expenses not covered by insurance;

•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure. Additionally, significant disruptions to our infrastructure or any of our facilities due to failure to execute security measures or failure to execute business continuity plans in the event of an epidemic or pandemic or some other catastrophic event could adversely impact our business;

•	Business process and technology infrastructure improvements associated with our agile enterprise initiative may not be successfully or timely implemented or may fail to operate as designed and intended, causing the Company’s performance to suffer;

•	We may be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;

•	We are subject to certain risks associated with our international operations; and

•	Anti-takeover provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.

•	Express Scripts and Medco may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals;

•	The length of time necessary to consummate the proposed merger may be longer than anticipated; problems may arise in successfully integrating the businesses of Express Scripts and Medco;

•	The proposed merger may involve unexpected costs;

•	The businesses may suffer as a result of uncertainty surrounding the proposed merger; and

•	The industry may be subject to future risks that are described in SEC reports filed by Express Scripts and Medco.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Express Scripts Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company, that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY. AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company, will file with the SEC when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the

Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Dave Snow Employee Video Script
Hello, and thanks for taking the time to hear my thoughts on some very important news.
On Thursday, July 21st, we announced our intention to enter into a strategic combination with Express Scripts.
I believe this is a very important step in our company’s history as we respond to a rapidly changing healthcare environment, and general economic environment, in this country. Essentially, all clients, government or commercial, will be focused on better, faster and less costly solutions.
In our industry, by combining Medco and Express Scripts, we will be able to drive more value to clients and members than we ever could have as individual companies. In an environment where cost matters most — this combination is the best possible alternative to solving for the needs of our customers — today and tomorrow.
From a quality perspective — I see this as an opportunity for clients to get the best of both worlds, including our combined clinical, technological and consumer oriented capabilities. Medco and Express Scripts have a long history of being strong competitors, but always aligned with regard to our strategies to serve customers and members — this combination will amplify the levels of service our clients enjoy today.
I am sure many of you are interested in exactly how this combination works. Well — you may hear it called a combination, or a merger, or an acquisition. From a formal structure point of view, Express Scripts is buying Medco. But, at the end of the day, Medco shareholders will own about 40 percent of the new company — so we have a significant long-term interest in the success of this new company.
You may ask why they bought us — why didn’t we buy them. Well, the answer there ties to the relative value of both companies, as defined by market capitalization, and price earnings multiple. Over the recent past, Express Scripts’ total market capitalization and stock price earnings multiple has been higher than ours. Just as with many things in life, the higher value entity is better equipped to buy the lower value entity. These valuations are just a financial mechanism to get the combination done — but the wisdom of the deal stands — regardless of who the formal acquirer is.
Another question that you’ll certainly have is this: “What does this mean for you and your continued employment at Medco?” The fact is, this combination is subject to lengthy government and shareholder approvals that will take months to complete. This deal can only close if the FTC approves it — if not, we continue doing business on our own. Importantly, while we wait for government approvals, we are still competitors with Express Scripts, and must operate as we always have — in the best interest of Medco and our current shareholders.
Secondly, I can’t stress enough how important it is that we continue to focus on the strategies we have underway, particularly providing excellent service to our customers and patients. That commitment is what drives us and defines us . . . and it’s more important now than ever that we stay true to it.

As we begin working through our transition, Express Scripts will carefully examine our business and the many great people behind our success. Express Scripts respects our noble cause — to make medicine smarter. That’s why it’s critically important that we keep that cause — and our many customers — top of mind.
I am confident that this combined company will succeed based upon the guiding principles of doing what is right for customers, patients and its employees — taking this enterprise to the next level in a growingly complex environment — leading a new chapter of growth.
In an industry where scale converts to savings for clients — let me give you some perspective — Medco is currently a Fortune 34 company, and Express Scripts is a Fortune 55 company — but the combination would make us a Fortune 15 company.
In conclusion, I am convinced that this is the right thing to do for our clients, our members and our employees. It is our best option to assure our long-term success, and it creates significant value for our shareholders — the ones who ultimately own our company.
So please keep doing the great things that you do for Medco — and we will make sure that we stay in close communication until deal close such that you are fully updated on our progress.
Thank you.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information About this Transaction

In connection with the proposed merger, Express Scripts will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Express Scripts and Medco, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of Medco’s website at http://www.medcohealth.com, under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Express Scripts and Medco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Medco Announces Agreement to Merge with Express Scripts
Dear Medco Colleagues:
Since we began our journey as a public company in 2003, we have been dedicated to pursuing the noble cause that is embodied in the concept of “Making Medicine Smarter.”
To that end, in service to our clients, members, shareholders — and our employees — today we announced that we are entering into a strategic combination with Express Scripts to create a best-of-breed enterprise that will enable us to reach new levels of performance that simply would not be possible by either of our organizations moving forward separately.
This combination has been authorized by the boards of directors for each of our companies, and is subject to shareholder approval and customary regulatory reviews — a process that is likely to take months.
The case for this strategic combination is compelling. Our announced combination with Express Scripts unites our companies’ unique strengths in clinical innovation, operational and technological excellence and market coverage, to meet the new realities associated with significant industry trends that have our clients demanding that we become even better, faster and cheaper.
The combined company will make us increasingly competitive, achieving major additional cost savings measured through lower drug acquisition costs, higher generic dispensing rates, improved formulary compliance, faster adoption of biosimilars and by encouraging use of the lowest-cost, highest-value channels of distribution, including mail-order.
While today we announced our intention to combine our companies, it is imperative that all of us remain focused on what we do best: meeting the needs of our clients and patients. It bears repeating that the process of review and approval is just now starting, and it will take months.
It is also critical to remind ourselves that Medco’s history is one of significant change and reinvention — as an organization we’ve done this before, and each time we’ve emerged as a stronger, more successful enterprise.
I appreciate that with such an announcement you are likely to have many questions—including some that simply can’t be answered today. By clicking here, you can access a videotaped message in which I provide additional perspective. You have my commitment to ongoing communication as we move through the various shareholder and regulatory review processes.
Today we announce another new chapter in Medco’s history. We do so with confidence and conviction, a record of accomplishment and with a partner that is proven and compatible. This will advance the continuing success of our organization, drive greater value to our clients and members, and deliver on the expectations of our shareholders — all of which are key elements in protecting the long-term interests of our employees.
On behalf of our entire management team, thank you for your continued efforts in service to our clients and members. The journey continues.
Sincerely,
Dave Snow
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and

Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information About this Transaction
In connection with the proposed merger, Express Scripts will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Express Scripts and Medco, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of Medco’s website at http://www.medcohealth.com, under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Express Scripts and Medco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

THE TRANSACTION
1.	Why does this deal make sense for Medco?

There was an interest on both sides to combine operations. In large part, respective valuations guided how the transaction was structured to optimize the outcome to both sets of shareholders. Each such transaction is unique; this is the arrangement agreeable to both sides to meet their common objectives serving the interests of their respective stakeholders, including shareholders, customers, members and employees.

2.	Is this a done deal?

This combination has been unanimously approved by our respective boards of directors. However, the merger is subject to shareholder ratification and other customary closing conditions.

3.	What’s the timeframe for all of this?

The merger is subject to regulatory and shareholder approvals, and other customary regulatory and other closing conditions. The current expectation is that they will take through the first half of 2012.

4.	What gives you confidence that this will pass muster with regulators? The PBM industry is characterized by intense competition.

There are many substantial PBM competitors now and there will remain many after the combination. We expect the combination to deliver significant benefits to payors and patients in a highly competitive marketplace. We look forward to a positive regulatory review.

5.	Is this ALL of Medco, all divisions/subsidiaries/new acquisitions? Or just the core PBM business or our account lists?

This merger includes all business operations.

6.	Is there any transition team being formed?

As allowed, we are forming transition teams so that we could efficiently engage in the business integration that would be required upon closing of this transaction.

7.	Who will head the new company?

The corporate headquarters will be in St. Louis, MO and George Paz will serve as chairman and CEO of the combined organization.

8.	What happens to the Medco Board of Directors? Will any Medco people have a seat on the new company board?

The Express Scripts Board of Directors will be expanded to include two current Medco Board members.

9.	Will you still base operations in New Jersey?

The fact of the matter is that today very little changes. We continue operating as a business competing with Express Scripts in the marketplace, and serving our clients and their members with the rigor and excellence that is the foundation of our success. As we move forward, transition teams will be formed and begin the work of integrating the two companies.
INVESTORS:
10.	What is the purchase price Express Scripts is paying for Medco?

The total purchase per share value is $71.36 as of July 20, 2011. Medco shareholders will receive $28.80 per share in cash and $42.56 in stock based on an exchange ratio of 0.810x Express Scripts shares. This represents a premium of 27.9% to yesterday’s (July 20) close.

11.	How will this enhance shareholder value for Medco?

Medco is recognizing a meaningful premium to its current share price and a portion of that is being delivered in cash. In addition, Medco will own approximately 40% of the combined company. We believe the combined company is better positioned to navigate the changing dynamic and can create significant value for shareholders.

12.	Are you changing your guidance for 2011?

No.

13.	Is shareholder approval required? When will that happen and how?

Yes. A shareholder meeting to approve the merger will be scheduled as part of the process moving forward.

14.	When will Medco stock be converted into cash and Express Scripts stock?

The conversion of Medco shares into Express Scripts shares and the cash payment will occur at the effective time of the merger.

15.	How much are the expected operational synergies?

The current expectation is that the combination will recognize upward of $1.0 billion of synergies.

16.	What are your plans for integration? How long will it take?
•	It is too early to discuss specifics on the integration process.

•	We will have a joint integration team that will address those issues.

•	However, we will combine the best processes and brightest people for the benefit of our clients. The process will be undertaken in a thoughtful way to best position the future company.

•	We will have more information on the integration process between now and when the transaction closes.
EMPLOYMENT
17.	What happens to Medco people? Will there be layoffs? When will I know more about my job?

Nothing changes with this announcement today. We will continue serving our clients and their members with the passion and excellence that is the foundation of our success. We are committed to providing additional information as we move through the process and will keep you apprised of updates as they are available. In addition, we will be setting up an e-mail box for questions as we move forward and better understand the transition process. .
BENEFITS PLANS
18.	Will my benefits change as a result of the merger?

In the near term no changes are planned. Additional information will be provided as we work through the integration process.

19.	Will the Medco 401(k) plan be terminated?

We will maintain the current 401(k) plans through December 31, 2012
COMPENSATION PLANS
20.	What will happen to my compensation?

The current compensation programs will remain unchanged through December 31, 2012. Additional information will be provided as we work through the integration process.

21.	Will we still be eligible for the Medco bonus and incentive plans for fiscal year 2011?

Yes, all our fiscal year 2011 bonus and incentive plans will be paid in accordance with Medco policy. Your bonus award under the Annual Incentive Plan will continue to be based on business performance and individual contributions.

22.	Will we be eligible for a bonus or incentive in 2012?

Like everything else, these matters will be worked as part of the integration and we will keep you apprised of changes, if any.
MEDCO STOCK PLANS
23.	What about my stock and options and/or restricted stock units?

Your Medco stock options and/or restricted stock units will be converted into Express Scripts stock options and restricted stock units with the same Medco vesting schedule and terms and conditions based on the exchange ratio stipulated in the merger agreement. More detailed information will be provided as we get closer to closing.

24.	What will happen to my long-term incentives if I lose my job after the merger closes?

The Medco Stock Plan provides for accelerated vesting of all outstanding stock options or restricted stock units if you are terminated (without cause) within 2 years after a change in control.

25.	I am a member of the employee stock purchase plan. What happens to the stock I’ve purchased?

The shares you have purchased through the Employee Stock Purchase Plan (ESPP) will be converted into cash and Express Scripts shares at the exchange ratio stipulated in the merger agreement on the effective date. You may continue to participate in the Medco ESPP up to 20 days prior to the effective date of the merger.
OTHER
26.	How does this impact your agreements with drug manufacturers?

We don’t expect any changes in these relationships.

27.	How does this impact your agreements with retail pharmacies?

We don’t expect any changes in these relationships.

CONFIDENTIAL
Managers Talk Track for Medco Employees — Technology and Agile Groups
Today we announced that we are entering into a strategic combination with Express Scripts. We believe that this will create a best-of-breed enterprise that will enable us to reach new levels of performance that simply would not be possible by either of our organizations moving forward separately.
This combination has been authorized by the boards of directors for each of our companies, and is subject to shareholder approval and customary regulatory reviews — a process that is likely to take months. So, despite all the interest today... let me assure you that we’re open for business just like we were yesterday... very little changes..
But it’s important to understand why this is a significant opportunity.
The case for this strategic combination is compelling. Our announced combination with Express Scripts unites our companies’ unique strengths in clinical innovation, operational and technological excellence and market coverage to meet the new realities associated with significant industry trends — including National Healthcare Reform. These realities that have our clients demanding that we deliver to even higher standards to improve clinical outcomes for patients and reduce plan costs.
The combined company will make us increasingly competitive, achieving cost savings of upwards of a billion dollars through lower drug acquisition costs, higher generic dispensing rates, improved formulary compliance, faster adoption of biosimilars and by encouraging use of the lowest-cost, highest-value channels of distribution, including mail-order.
I appreciate that with such an announcement, it’s perfectly natural to be asking one question: “What does this mean to me?” Let me repeat: While today we announced our intention to combine our companies, operationally speaking, very little changes by virtue of this announcement.
In fact, by law, we are required to continue operating as competitors in the marketplace. That means we must remain focused on what we do best: meeting the needs of our clients and their members.
Also keep in mind that Express Scripts was willing to offer a considerable premium in this transaction largely related to the value we bring to the table. This value is created by the good work we have all have done in the past — the work that we will continue to do moving forward. The way to secure our futures is to ensure we remain indispensible and avoid the temptation to become distracted from our core mission of serving our clients and patients.
Specific to developing our Agile Enterprise and elevating our technology-driven productivity, this is a reason to further accelerate our time-lines.
As we meet the challenge of deploying Medco 2.0 and Agile across the Medco organization, along with our many other technology initiatives, we now have the opportunity to showcase capabilities so they could potentially be extended more broadly across a much larger organization.
This combination with Express Scripts is built on the expectation of creating value. To the extent that we are confident that our groups can positively impact virtually every area of the company, we are key to making real the promise Dave Snow talks about — meeting our clients’ requirement for solutions that are “better, faster, cheaper.”

With today’s news, our destiny really is within our control and our work has taken on even greater importance.
That said, I recognize that you are likely to have many questions—including some that simply are premature for us to address today. You have my commitment for ongoing communications as we move through this process — again, this will take several months, and could take a year or so.
Here’s the bottom line... today we are at the start of what is likely to be a lengthy process that will result in a bigger, stronger, smarter enterprise.
We approach this combination with Express Scripts with confidence. We have a long history of innovation and accomplishment, and we are joining forces with a proven and compatible partner.
This will advance the continuing success of our organization, drive greater value to our clients and members, and deliver on the expectations of our shareholders — all of which are key elements in protecting the long-term interests of our employees.

CONFIDENTIAL
Managers Talk Track for Medco Employees — General
Today we announced that we are entering into a strategic combination with Express Scripts. We believe that this will create a best-of-breed enterprise that will enable us to reach new levels of performance that simply would not be possible by either of our organizations moving forward separately.
This combination has been authorized by the boards of directors for each of our companies, and is subject to shareholder approval and customary regulatory reviews — a process that is likely to take months. So, despite all the interest today... let me assure you that we’re open for business just like we were yesterday... very little changes..
But it’s important to understand why this is a significant opportunity.
The case for this strategic combination is compelling. Our announced combination with Express Scripts unites our companies’ unique strengths in clinical innovation, operational and technological excellence and market coverage to meet the new realities associated with significant trends — including National Healthcare Reform. These realities have our clients demanding that we deliver to three simple and straightforward objectives: become even better, faster, and cheaper.
The combined company will make us increasingly competitive, achieving cost savings of upwards of a billion dollars through lower drug acquisition costs, higher generic dispensing rates, improved formulary compliance, faster adoption of biosimilars and by encouraging use of the lowest-cost, highest-value channels of distribution, including mail-order.
I appreciate that with such an announcement, it’s perfectly natural to be asking one question: “What does this mean to me?” Let me repeat: While today we announced our intention to combine our companies, operationally speaking, very little changes by virtue of this announcement.
In fact, by law, we are required to continue operating as competitors in the marketplace. That means we must remain focused on what we do best: meeting the needs of our clients and their members.
Also keep in mind that Express Scripts was willing to offer a considerable premium in this transaction largely related to the value we bring to the table. This value is created by the good work we have all have done in the past — the work that we will continue to do moving forward. The way to secure our futures is to ensure we remain indispensible and avoid the temptation to become distracted from our core mission of serving our clients and patients.
With today’s news, our destiny really is within our control and our work has taken on even greater importance.
That said, I recognize that you are likely to have many questions—including some that simply are premature for us to address today. You have my commitment for ongoing communications as we move through this process — again, this will take several months, and could take a year or so.
Here’s the bottom line... today we are at the start of what is likely to be a lengthy process that will result in a bigger, stronger, smarter enterprise.
We approach this combination with Express Scripts with confidence. We have a long history of innovation and accomplishment, and we are joining forces with a proven and compatible partner.

This will advance the continuing success of our organization, drive greater value to our clients and members, and deliver on the expectations of our shareholders — all of which are key elements in protecting the long-term interests of our employees.

CONFIDENTIAL
Medco Leaders Talk Track for Employees — Client/Sales Teams
Today we announced that we are entering into a strategic combination with Express Scripts to create a best-of-breed enterprise that will enable us to reach new levels of performance that simply would not be possible by either of our organizations moving forward separately.
This combination has been authorized by the boards of directors for each of our companies, and is subject to shareholder approval and customary regulatory reviews — a process that is likely to take months.
The case for this strategic combination is compelling. Our announced combination with Express Scripts unites our companies’ unique strengths in clinical innovation, operational and technological excellence and market coverage, to meet the new realities associated with industry trends — including National Healthcare Reform. These realities that have our clients demanding that we deliver to three simple and straightforward objectives: become even better, faster and cheaper.
The combined company will make us increasingly competitive, achieving cost savings of upwards of a billion dollars through lower drug acquisition costs, higher generic dispensing rates, improved formulary compliance, faster adoption of biosimilars and by encouraging use of the lowest-cost, highest-value channels of distribution, including mail-order.
I appreciate that with such an announcement, it’s perfectly natural to be asking one question: “What does this mean to me?” While today we announced our intention to combine our companies, operationally speaking, very little changes by virtue of this announcement.
In fact, by law, we are required to continue operating as competitors in the marketplace. That means we must remain focused on what we do best: meeting the needs of our clients and their members. So specifically what does this mean for us in account management?
Express Scripts is clearly interested in Medco because of our complementary operational strengths, including the potential created by combining our clinical expertise with their focus on the application of the behavioral sciences — something they call “consumerology.”
However, to a large extent, the reason Express Scripts was willing to offer a considerable premium for Medco is related to the value we bring to the table though our client relationships. That value is created through our consistent ability to win new business, and retain our current clients — a direct reflection of the good work you have done in the past, and will continue to do moving forward. The best way to secure our futures is to ensure we remain indispensible by focusing on our core mission of serving our clients and their members.
You can imagine that for a client, hearing that we are combining with a competitor who they obviously did not select as their PBM could raise concerns. That is why it is so important to first instill a sense of calm by underscoring that the approval process alone will take months, and during that time we pledge to deliver on all of our commitments with the same high quality and excellence they have come to expect.
Longer term, we need to reinforce the potential advantages of creating an organization that we believe will deliver solutions that meet the new realities of healthcare in the future — speeding solutions to market, improving the health of their members and driving down costs for their plan.
With today’s news, our destiny really is within our control and our work has taken on even greater importance. And you can count on the fact that the merged company will be equally supportive of our mission to best serve our customers.

That said, I recognize that you are likely to have many questions—including some that simply are premature for us to address today. You have my commitment for ongoing communications as we move through this process — again, this will take months.
Here’s the bottom line... today we are at the start of what is likely to be a lengthy process that will result in a bigger, stronger, smarter enterprise. We approach this combination with Express Scripts with confidence. We have a long history of innovation and accomplishment, and we are joining forces with a proven and compatible partner.
This will advance the continuing success of our organization, drive greater value to our clients and members, and deliver on the expectations of our shareholders — all of which are key elements in protecting the long-term interests of our employees.

Confidential: Letter to clients
Dear [Client]:
I am pleased to share with you this morning that Medco and Express Scripts have agreed to merge our organizations, creating a best-of-breed enterprise that will lower the cost of quality care and accelerate our ability to deliver advanced healthcare solutions.
We honor the fact that you selected Medco as your pharmacy benefits manager, and today we renew our pledge to continue delivering on all of our commitments to you and your members with the same high quality and excellence that you have come to expect. This merger is subject to approval processes that are likely to take a number of months. Therefore I want to provide you with the assurance that in the near-term, very little changes, and in the longer term, as you learn more about the benefits of this powerful combination, I believe that you will be as excited as I am about its promise.
As you know, the cost and quality of healthcare is of great concern to all Americans, as well as to each of our clients. By combining with Express Scripts, we will be able to accelerate our efforts to promote greater efficiencies in the healthcare system and work with you to better protect your plan from the rising costs of prescription medications while improving care. Specifically, we expect that we will deliver value which includes:
-	Generating cost savings for plan sponsors

-	Closing gaps in care and achieving greater adherence through our combined behavioral and clinical approaches

-	Utilizing our collective expertise to better manage the cost and care associated with specialty medications
We recognize that whenever a strategically relevant business partner, such as Medco, is undergoing change it creates the potential for concern. That is why we are committed to ongoing communications as we move through this process. We are confident that as you learn more about this powerful combination you will share our enthusiasm. [For your reference, I have attached a copy of our public announcement.]
As always, your account team and I remain available and accessible to address any questions you may have, and to share the ways in which this collaboration will further our ability to deliver on the promise of Making Medicine Smarter.
Sincerely,
Dave Snow